Exhibit 10.5

LIMITED RENT GUARANTY

(Six Flags)

THIS LIMITED RENT GUARANTY (Six Flags) (this “Guaranty”) is made as of the 6th day of April, 2007 (the “Effective Date”), by and among (i) SIX FLAGS, INC., a Delaware corporation (“Guarantor”), (ii) CNL INCOME DARIEN LAKE, LLC, CNL INCOME ELITCH GARDENS, LLC, CNL INCOME ENCHANTED VILLAGE, LLC, CNL INCOME FRONTIER CITY, LLC, CNL INCOME SPLASHTOWN, LLC, CNL INCOME WATERWORLD, LLC and CNL INCOME WHITE WATER BAY, LLC, each a Delaware limited liability company (the “Real Property Landlord(s)”); and (iii) CNL INCOME DARIEN LAKE TRS CORP., CNL INCOME ELITCH GARDENS TRS CORP., CNL INCOME ENCHANTED VILLAGE TRS CORP., CNL INCOME FRONTIER CITY TRS CORP., CNL INCOME SPLASHTOWN TRS CORP., CNL INCOME WATERWORLD TRS CORP. and CNL INCOME WHITE WATER BAY TRS CORP., each a Delaware corporation (the “Personal Property Landlord(s)” and, collectively with the Real Property Landlords, the “Landlord(s)”).

RECITALS:

A.            Six Flags Theme Parks Inc., Funtime, Inc., Elitch Garden Holdings G.P., Frontier City Properties, Inc., SF Splashtown GP Inc., SF Splashtown Inc. and Spring Beverage Holding Corp. (collectively, the “Securities Sellers”), as “Sellers,” and PARC 7-F Operations Corporation, a Florida corporation (“PARC”), as “Buyer,” entered into that certain Securities Purchase Agreement dated January 10, 2007 (the “Securities Purchase Agreement”), pursuant to which, among other things, Securities Sellers sold and transferred to PARC, and PARC purchased and acquired from Securities Sellers, all of the equity interests and partnership interests, as applicable, in: (i) Darien Lake Theme Park and Camping Resort, Inc., (ii) Elitch Gardens, L.P., (iii) Enchanted Parks, Inc., (iv) Frontier City Limited Partnership, (v) Premier Waterworld Concord, Inc., and (vi) Tierco Water Park, Inc. (collectively, the “Owners”).

B.            PARC, as “Seller” and CNL Income Properties, Inc., a Maryland corporation (“CIP”), as “Purchaser” entered into that certain Asset Purchase Agreement dated January 10, 2007, as the same may be amended, and as assigned by CIP to the Landlords pursuant to those certain Partial Assignments of Asset Purchase Agreement dated April 6, 2007 (together, the “Asset Purchase Agreement”), pursuant to which and contemporaneously with the closing of the transactions under the Securities Purchase Agreement, PARC has caused the Owners to sell, transfer and convey to Landlords all of the Assets (as defined in the Asset Purchase Agreement).  Accordingly, as of the Effective Date, each Real Property Landlord is the fee and/or leasehold owner of the real property, improvements and certain personal property related to the theme park facility set forth opposite its name on Exhibit A attached hereto (the “Property(ies)”) and each Personal Property Landlord is the owner of certain other personal property (which other personal property together with the Properties shall hereinafter be collectively referred to as the “Proper(ties)”) related to the theme park facility set forth opposite its name on Exhibit A attached hereto.

C.            Pursuant to the Asset Purchase Agreement and as a condition precedent to the closing thereunder, the Landlords and PARC Darien Lake, LLC, PARC Elitch Gardens, LLC, PARC Enchanted Parks, LLC, PARC Frontier City, LLC, PARC Splashtown, LLC, PARC Waterworld, LLC and PARC White Water Bay, LLC, each a Florida limited liability company (individually, a “Tenant” and collectively, the “Tenants”) have entered into those certain lease/sublease agreements set forth on Exhibit B attached hereto, governing the leasing of the Properties from Landlords to Tenants (the “Lease(s)”).

D.            Each Landlord is an Affiliate of each other Landlord, each Tenant is an Affiliate of each other Tenant.

E.             As a further condition precedent to the closing under the Securities Purchase Agreement and the Asset Purchase Agreement, Guarantor has agreed, subject to certain terms, conditions and limitations more particularly set forth herein, to guarantee payment of Guaranteed Rent under the Leases (the “Limited Rent Guaranty (Six Flags)”).

F.             The transactions contemplated by the Securities Purchase Agreement and the Asset Purchase Agreement are of direct, material and substantial benefit to Guarantor.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Landlords hereby covenant and agree as follows:

SECTION 1

DEFINED TERMS

Terms not otherwise defined herein shall have meaning given them in the Leases. The following terms, as used in this Guaranty, shall have the meanings set forth below:

“Accounting Period” shall have the meaning given such term in the Leases.

“Affiliate” shall have the meaning given such term in the Leases.

“Aggregate Amount Funded” shall mean, as of any given point in time, the Amount Funded for all prior Fiscal Years plus the Amount Funded for the current Fiscal Year.

“Amount Funded” shall mean all Guaranteed Rent paid during a Fiscal Year by Guarantor pursuant to the terms of this Guaranty.  The Amount Funded shall be calculated cumulatively for all Accounting Periods elapsed during a Fiscal Year.

“Applicable Laws” shall have the meaning given such term in the Leases.

“Asset Purchase Agreement” shall have the meaning given such term in the Recitals.

“Business Day” shall have the meaning given such term in the Leases.

“CIP” shall have the meaning given such term in the Recitals.

“Default” shall have the meaning given such term in Section 2.A. hereof.

“Equity Event” shall mean the occurrence of a receipt of cash proceeds by the Parc Guarantors from the issuance of equity on a combined basis, including, without limitation, a Triggering Equity Event, which Equity Event is confirmed by providing evidence to Guarantor that is reasonably satisfactory to Guarantor.

“Event of Default” shall have the meaning given such term in the Leases.

“Fiscal Year” shall have the meaning given such term in the Leases.

“Guarantee Payment Date” shall have the meaning given such term in Section 2.A hereof.

“Guaranteed Rent” shall have the meaning given such term in Section 2.A hereof.

“Guarantor” shall have the meaning given such term in the Preamble.

“Guaranty Funding Limit” shall mean the lesser of (i) one dollar less than the aggregate net cash proceeds received by the Parc Guarantors as a result of an Equity Event, which amount shall be measured on the effective date of the closing of the transactions contemplated by the Securities Purchase Agreement and thereafter on the date a subsequent Equity Event occurs (but in no event more than two (2) times during the twelve month period following the Effective Date and each twelve month period thereafter) and (ii) Nine Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine and No/100 Dollars ($9,999,999); provided, however, that the Guaranty Funding Limit shall be reduced by (x) $1,000,000 on January 1 of each year during the Guaranty Term plus (y) any Amount Funded hereunder, with such reduction to occur automatically on the date of funding.  For the avoidance of doubt, if an Equity Event occurs after the date hereof, then the amount of such Equity Event shall be taken into account in the determination of the Guaranty Funding Limit, but, in no event, shall (i) the Guaranty Funding Limit be increased by an amount that exceeds the amount by which the Deferred Amount (as defined in the Promissory Note) is decreased, solely as the result of an Equity Event, pursuant to the terms of the Promissory Note or (ii) the subsequent Equity Event affect any annual reduction of the Guaranty Funding Limit that occurred prior to the date of any such subsequent Equity Event.

“Guaranty Term” shall have the meaning given such term in Section 3 hereof.

“Landlord” shall have the meaning given such term in the Preamble.

“Lease(s)” shall have the meaning given such term in the Recitals.

“Legal Requirements” shall have the meaning given such term in the Leases.

“Limited Rent Guaranty (PARC)” shall mean that certain Limited Rent Guarnaty (PARC) of even date herewith among PARC Guarantors and Landlords.

“Limited Rent Guaranty (Six Flags)” shall have the meaning given such term in the Recitals.

“Overdue Rate” shall mean, on any date, a per annum rate of interest equal to the lesser of (i) twelve percent (12%) or (ii) the maximum rate then permitted under applicable law.

“Owners” shall have the meaning given such term in the Recitals.

“PARC” shall have the meaning given such term in the Recitals.

“PARC Aggregate Amount Funded” shall mean the aggregate amount funded by the PARC Guarantors pursuant to the Limited Rent Guaranty (PARC).

“PARC Guarantor Default Notice” shall have the meaning given such term in Section 2.A. hereof.

“Parc Guarantors” shall mean PARC Management, LLC, a Florida limited liability company, PARC Operations LLC, a Florida limited liability company, PARC Investors, LLC, a Florida limited liability company, and any Affiliate thereof.

“PARC Guarantor Unfunded Rent Due” shall have the meaning given such term in Section 2.A. hereof.

“PARC Guaranty Funding Limit” shall mean the guaranty funding limit applicable to the PARC Guarantors pursuant to the Limited Rent Guaranty (PARC).

“Persons” shall have the meaning given such term in the Leases.

“Personal Property Landlord(s)” shall have the meaning given such term in the Preamble.

“Preamble” shall mean the first paragraph of this Agreement.

“Promissory Note” shall have the meaning given such term in the Securities Purchase Agreement.

“Propert(ies)” shall have the meaning given such term in the Recitals.

“Personal Property Landlord(s)” shall have the meaning given such term in the Preamble.

“Recitals” shall mean paragraphs A through F under the heading “Recitals” in this Agreement.

“Rent” shall have the meaning given such term in the Leases.

“Rent Default Notice” shall have the meaning given such term in Section 2.A. hereof.

“Rent Due” shall have the meaning given such term in Section 2.A. hereof.

“Securities Sellers” shall have the meaning given such term in the Recitals.

“Tenant(s)” shall have the meaning given such term in the Recitals.

“Triggering Equity Event” shall have the meaning given such term in Section 3 hereof.

“Transfer” shall have the meaning given such term in the Leases.

“Unlawful Provisions” shall have the meaning given such term in Section 12 hereof.

SECTION 2

GUARANTY

Subject to the following provisions of this Section 2, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Landlord the full, complete and timely payment to Landlord of all Rent, up to a maximum amount equal to the Guaranty Funding Limit (collectively, “Guaranteed Rent”).  Subject to the terms, provisions and limitations of this Guaranty, this Guaranty is an absolute, irrevocable and unconditional guaranty of payment.  For purposes hereof, and notwithstanding anything to the contrary contained in the Leases, it is expressly understood and agreed that the Guaranteed Rent guaranteed hereunder shall not include any additional amounts, including, without limitation, any sums for damages arising from an Event of Default or termination of the Leases, specifically including damages computed on the basis of the acceleration of any Rent due under the Leases, it being understood and agreed that Guarantor’s agreement to pay Guaranteed Rent hereunder shall not exceed the amount of Rent payable during the Guaranty Term in accordance with the Leases. The parties hereto agree to the following:

A.            In the event that Tenant shall fail to pay when due (taking into account any applicable cure period) any Rent (the “Rent Due”) under the Lease (a “Default”), Landlords shall deliver written notice of such Default by Tenant to Guarantor and to PARC Guarantors (the “Rent Default Notice”).  In the event that PARC Guarantors fail to pay to Landlords any portion or all of the Rent Due within ten (10) calendar days after the Rent Default Notice, the Landlords shall provide Guarantor with written notice of any Rent Due (the “PARC Guarantor Unfunded Rent Due”) that PARC Guarantors have failed or refused to pay (the “PARC Guarantor Default Notice”).  Guarantor shall pay to Landlords, the PARC Guarantor Unfunded Rent Due,

within ten (10) calendar days following Guarantor’s receipt of the PARC Guarantor Default Notice (the “Guarantee Payment Date”).

B.            Subject to the terms, provisions and limitations of this Guaranty, this Guaranty is a continuing Guaranty and shall remain in full force and effect until the termination or expiration of the Guaranty Term.

C             Guarantor also agrees, as principal obligor and not as a guarantor only, to pay to Landlord, in immediately available funds, all interest on amounts recoverable under this Guaranty, from the date of Guarantee Payment Date until payment, at the Overdue Rate.

F.             Any payment of Rent made to Landlord in accordance with this Guaranty shall be deemed to cure any Event of Default under the Lease with respect solely as to an Event of Default with respect to payment of Rent and only to the extent of Rent actually paid hereunder.

SECTION 3

GUARANTY TERM

The term of this Guaranty (the “Guaranty Term”) shall be the period commencing on the Effective Date and ending on the earliest to occur of:

1.                                       the first date on which the Aggregate Amount Funded equals the Guaranty Funding Limit;

2.                                       the date the Guaranty Funding Limit equals zero;

3.                                       the date on which the last of the Leases terminates pursuant to the terms thereof, other than a termination due to an Event of Default by Tenant (except that Rent accrued up to the date of such termination and unpaid shall be and remain guaranteed amounts hereunder until paid); and

4.                                       the date of a transfer of the Leases to a Permitted Third-Party Assignee pursuant to Section 16.1 of the Leases.

Notwithstanding the foregoing, a termination of this Guaranty in accordance with (1) or (2) above shall become null and void and this Guaranty shall recommence on any date that an Equity Event occurs after such termination (such Equity Event, a “Triggering Equity Event”); provided, that the sum of (i) the initial Guaranty Funding Limit; (ii) the Triggering Equity Event and (iii) all other Equity Events and Triggering Equity Events hereunder does not exceed $9,999,999; provided, further, that the Guaranty shall at all times be subject to the Guaranty Funding Limit.

SECTION 4

LEASES

Guarantor has received copies of the Leases and hereby acknowledges the terms, covenants and conditions of the Leases.  The Leases shall not be amended, modified or supplemented in any material respect without Guarantor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.   Landlord agrees to provide notice of any Event of Default under the Leases to Guarantor as soon as practicable after Landlord has knowledge of such Event of Default.

SECTION 5

WAIVERS BY GUARANTOR

Subject to Section 2 hereof, Guarantor hereby waives (a) notice of any default hereunder and any default, breach or nonperformance or any Default or Event of Default with respect to any of the Guaranteed Rent under the Leases, (b) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against Tenants, under or pursuant to the Leases, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of Landlords in connection therewith, and (c) to the extent Guarantors lawfully may do so, any and all demand and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and, subject to Section 16 hereof, any defense of any kind which it may now or hereafter have with respect to this Guaranty, the Leases or the Guaranteed Rent guaranteed hereunder.  Guarantor agrees that the liability of Guarantor hereunder shall in no way be affected, diminished, or released by (i) any forbearance or indulgence which may be granted to a Tenant (or to any successor thereto or to any Person which shall have assumed the obligations thereof) under the Lease, except if such forbearance or indulgence amends, alters, modifies or otherwise affects the amount of Rent or the Tenant’s obligation to pay the Rent and, in such event only to the extent of such effect on the amount of Rent or Tenant’s obligation to pay the Rent, (ii) any waiver or amendment of any term, covenant or condition in the Leases, except if such waiver or amendment amends, alters, modifies or otherwise affects the amount of Rent or the Tenant’s obligation to pay the Rent and, in such event only to the extent of such effect on the amount of Rent or Tenant’s obligation to pay the Rent or (iii) the acceptance of additional security.

SECTION 6

ENFORCEMENT

A.            Subject to the terms and provisions of this Section, Guarantors agree that this Guaranty may be enforced by any one or more Landlords.  Guarantor agrees that nothing herein contained shall prevent Landlords from suing on the Leases, or from exercising any other right available to Landlords under the Leases.  The exercise of any of the aforementioned rights shall not constitute a legal or equitable discharge of Guarantor, it being the purpose and intent of Guarantor that its obligations under this Guaranty shall be absolute and unconditional until the termination of this Guaranty pursuant to the terms of this Guaranty.  Guarantor’s covenants and agreements set forth in this Section shall survive the expiration or termination of this Guaranty.

B.            If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by Landlords to enforce this Guaranty, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, incurred by Landlords in such litigation, action, arbitration or proceeding shall be reimbursed by Guarantor, as principal obligor and not as a guarantor only, if Landlords are the prevailing party.  If Landlords prevail in part in such litigation, action, arbitration or proceeding, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award reimbursement of the fees, costs and expenses incurred by Landlords on an equitable basis.  Guarantor’s covenants and agreements set forth in this Section shall survive the expiration or termination of this Guaranty and shall be due and payable notwithstanding, and may in fact exceed, any and all limits set forth in this Guaranty..

C.            It is expressly understood and agreed by Guarantor and Landlords that Landlords may appoint any one or more Landlord to exercise the rights of Landlords hereunder.

SECTION 7

CLAIMS BY GUARANTOR AGAINST TENANTS

Nothing hereunder contained shall operate as a release or discharge, in whole or in part, of any claim of Guarantor against Tenants by subrogation or otherwise, by reason of any act done or any payment made by Guarantor pursuant to the provisions of this Guaranty; but all such claims shall be subordinate to the claims of Landlords.

SECTION 8

FAILURE TO FUND BY GUARANTOR

If Guarantor is required to provide funds to Landlords pursuant to this Guaranty and fails to do so at such time Guarantor is required to do so hereunder, interest at the Overdue Rate shall accrue and be due and owing by Guarantor to Landlord for any Guaranteed Rent not paid when due (which interest shall accrue from the date on which such amounts were required to be funded hereunder until the date on which such amounts are actually funded); it being understood and agreed that to the extent any amounts required to be paid by Guarantor hereunder already include interest at the Overdue Rate pursuant to Section 3.6 of the Leases, Guarantor shall not be required to pay such interest twice.  Guarantor’s covenants and agreements set forth in this Section shall survive the expiration or termination of this Guaranty.

SECTION 9

NOTICES

Notices, statements and other communications to be given under the terms of this Guaranty shall be in writing and delivered by hand against receipt or sent by certified or registered mail or Express Mail service, postage prepaid, return receipt requested or by nationally utilized overnight delivery service, addressed to the parties as follows:

To Landlords:	c/o CNL Income Partners, LP
CNL Center at City Commons, 12th Floor
450 South Orange Avenue
Orlando, Florida 32801
Attn: Tammie A. Quinlan, Chief Financial Officer
Amy Sinelli, Vice President and Corporate Counsel
Fax: (407) 540-2544

with copy to:

Lowndes Drosdick Doster Kantor & Reed, P.A.
215 North Eola Drive
Orlando, Florida 32801
Attn: William T. Dymond, Jr., Esquire
Fax: (407) 843-4444

To Guarantor:	Six Flags, Inc.
1540 Broadway, 15th Floor
New York, New York 10036
Attn: James M. Coughlin, Esquire
Fax: (212) 354-3089

with copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attn: Dennis J. Block, Esquire
Fax: (212) 504-5557

or at such other address as is from time to time designated by the party receiving the notice.  Any such notice that is mailed in accordance herewith shall be deemed received when delivery is received or refused, as the case may be.

SECTION 10

APPLICABLE LAW; JURISDICTION

This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law provisions thereof.  The parties hereto submit to the personal jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in New York City, New York, and any appellate court to which an appeal from any such state or Federal court may be taken, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim may be heard and determined in such state court or, to the extent permitted by law, in such Federal court.  The parties agree that a final judgment in any such claim shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any related matter in any New York state or Federal court located in New York City, New York and the defense that such court is an inconvenient forum for the maintenance of such claim.

SECTION 11

CUMULATIVE RIGHTS

All the rights of the parties herein are cumulative and not alternative and may be enforced successively or concurrently.  Failure of any party to exercise any of its rights shall not be deemed a waiver thereof, and no waiver of any of a party’s rights shall be deemed to apply to any other rights.

SECTION 12

SEVERABILITY

In case any provision (or any part of any provision) contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect (an “Unlawful Provision”), such Unlawful Provision shall not affect any other provision (or remaining part of the affected provision) of this Guaranty, but this Guaranty shall be construed as if such Unlawful Provision had never been a part of this Guaranty unless such Unlawful Provision materially affects the benefits and burdens anticipated by the parties in entering into this Guaranty.

SECTION 13

GRAMMAR

When used herein, the singular shall include the plural; the plural the singular; and the use of any gender shall be applicable to all genders.

SECTION 14

TIME OF THE ESSENCE

Time is of the essence in the performance of the obligations and undertakings of the parties hereto.

SECTION 15

CAPTIONS

The captions appearing in this Guaranty are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Guaranty or in any way affect this Guaranty.

SECTION 16

MISCELLANEOUS

A.            Limitation of Liability.  Nothing in this Guaranty shall create any liability or obligation for Guarantor to pay the Guaranteed Rent or any of the other amounts due hereunder to the extent Tenants would not have liability or otherwise be responsible to Landlords for Rent under the Leases.  Guarantor shall have the right to assert as a defense to any of its liabilities and obligations hereunder any defense that is available to Tenants under the Leases.  Notwithstanding the foregoing to the contrary, the obligations of Guarantor contained in this Guaranty shall nevertheless remain in full force and effect and shall be binding upon Guarantor if Tenant is under no legal obligation to pay any Rent under the Lease as a result of insolvency, bankruptcy, or other similar proceedings affecting Tenant or any assets of Tenant.

B.            Reimbursement, Subrogration, Etc.  In the event that Guarantor pays any amount of Guaranteed Rent hereunder, such amount paid by Guarantor, including any interest thereon, plus the amount of any fees, expenses or costs paid by Guarantor in accordance with Section 6 hereof, shall become a debt obligation of Tenant and the Parc Guarantors to Guarantor and, notwithstanding any prohibition to the contrary contained in the Leases, Tenant shall deliver a promissory note to Guarantor, substantially in the form of the Promissory Note, in the amount of the Guaranteed Rent paid, and any interest paid thereon, in accordance with this Guaranty.  The obligations under such note shall rank senior to the Promissory Note but shall be expressly subordinate to the Lease and the Limited Rent Guaranty (PARC).  Until all obligations of Tenants under the Leases shall have been paid and performed in full, Guarantor shall have no right of subrogation, and Guarantor waives any defense it may have based upon any election of remedies by Landlords which destroy Guarantor’s subrogation rights or Guarantor’s rights to proceed against Tenants for reimbursement, (including, without limitation, any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Tenants in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to Landlord).  If, notwithstanding such waiver, any funds shall be paid or transferred to Guarantor on account of such subrogation, contribution, or other similar rights at any time when all of the obligations of Tenants have not been paid in full, Guarantor shall hold such funds in trust for Landlords and shall forthwith pay over to Landlords such funds to be applied by Landlords to the obligations of Tenants.  Nothing contained in this paragraph shall limit Holder’s right to be paid under the Promissory Note or any other note issued in accordance herewith so long as Tenants are current in all Rent due and payable to Landlords so long as there is no continuing Event of Default under the Leases.

C.            Continuing Enforcement.  If, after receipt of any payment under this Guaranty, Landlords are compelled or agree, for settlement purposes, to surrender such payment to any Person relating to Guarantor’s insolvency, bankruptcy or inability to pay its debts as they become due or as a direct result of Guarantor’s actions (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), Guarantor’s obligation to fund under this Guaranty shall continue (subject to such other limitations as are set forth herein) as if the payment (which was so surrendered) had not been made.  The provisions of this Section shall survive the termination of this Guaranty.

D.            Remedies Cumulative.  No remedy herein conferred upon a party hereto is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity (including, without limitation, the right to seek the remedy of specific performance) or by statute or otherwise.

E.             Entire Agreement.  This Guaranty constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

F.             Counterparts.  The parties agree that this Guaranty may be signed and delivered in counterparts.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty with the intention of creating an instrument under seal.

GUARANTOR:

SIX FLAGS, INC.,
a Delaware corporation

By:	/s/ James M. Coughlin
	Name:	James M. Coughlin
	Title:	General Counsel

LANDLORDS:

CNL INCOME DARIEN LAKE, LLC,
a Delaware limited liability company

	By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME ELITCH GARDENS, LLC,
a Delaware limited liability company

	By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME ENCHANTED VILLAGE, LLC,
a Delaware limited liability company

	By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME FRONTIER CITY, LLC,
a Delaware limited liability company

	By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

Signature Page to Limited Rent Guaranty

CNL INCOME SPLASHTOWN, LLC,
a Delaware limited liability company

By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME WATERWORLD, LLC,
a Delaware limited liability company

By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME WHITE WATER BAY, LLC,
a Delaware limited liability company

By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME DARIEN LAKE TRS CORP.,
a Delaware corporation

By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME ELITCH GARDENS TRS CORP.,
a Delaware corporation

By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME ENCHANTED VILLAGE TRS CORP.,
a Delaware corporation

By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

Signature Page to Limited Rent Guaranty

CNL INCOME FRONTIER CITY TRS CORP.,
a Delaware corporation

By:		/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME SPLASHTOWN TRS CORP.,
a Delaware corporation

	By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME WATERWORLD TRS CORP.,
a Delaware corporation

	By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

CNL INCOME WHITE WATER BAY TRS CORP.,
a Delaware corporation

	By:	/s/ Amy Sinelli
Name: Amy Sinelli
Title: Senior Vice President

TENANTS:

PARC DARIEN LAKE, LLC,
a Delaware limited liability company

By:	PARC OPERATIONS, LLC,
a Florida limited liability company,
Sole Member

By:	/s/ Randal H. Drew
Name: Randal H. Drew
Title: President

Signature Page to Limited Rent Guaranty

PARC ELITCH GARDENS, LLC,
a Delaware limited liability company

By:	PARC OPERATIONS, LLC,
a Florida limited liability company,
Sole Member

By:	/s/ Randal H. Drew
Name: Randal H. Drew
Title: President

PARC ENCHANTED PARKS, LLC,
a Delaware limited liability company

By:	PARC OPERATIONS, LLC,
a Florida limited liability company,
Sole Member

By:	/s/ Randal H. Drew
Name: Randal H. Drew
Title: President

PARC FRONTIER CITY, LLC,
a Delaware limited liability company

By:	PARC OPERATIONS, LLC,
a Florida limited liability company,
Sole Member

By:	/s/ Randal H. Drew
Name: Randal H. Drew
Title: President

PARC SPLASHTOWN, LLC,
a Delaware limited liability company

By:	PARC OPERATIONS, LLC,
a Florida limited liability company,
Sole Member

By:	/s/ Randal H. Drew
Name: Randal H. Drew
Title: President

Signature Page to Limited Rent Guaranty

PARC WATERWORLD, LLC,
a Delaware limited liability company

By:	PARC OPERATIONS, LLC,
a Florida limited liability company,
Sole Member

By:	/s/ Randal H. Drew
Name: Randal H. Drew
Title: President

PARC WHITE WATER BAY, LLC,
a Delaware limited liability company

By:	PARC OPERATIONS, LLC,
a Florida limited liability company,
Sole Member

By:	/s/ Randal H. Drew
Name: Randal H. Drew
Title: President

Signature Page to Limited Rent Guaranty

EXHIBIT A

List of Properties

Landlord	Property

CNL Income Darien Lake, LLC	Six Flags Darien Lake, Darien Center, NY
CNL Income Darien Lake TRS Corp.

CNL Income Elitch Gardens, LLC	Elitch Gardens, Denver, CO
CNL Income Elitch Gardens TRS Corp.

CNL Income Enchanted Village, LLC	Enchanted Village & Wild Waves, Federal Way, WA
CNL Income Enchanted Village TRS Corp.

CNL Income Frontier City, LLC	Frontier City, Oklahoma City, OK
CNL Income Frontier City TRS Corp.

CNL Income Splashtown, LLC	Splashtown, Spring, Texas
CNL Income Splashtown TRS Corp.

CNL Income Waterworld, LLC	Waterworld, Concord, CA
CNL Income Waterworld TRS Corp.

CNL Income White Water Bay, LLC	White Water Bay, Oklahoma City, OK
CNL Income White Water Bay TRS Corp.

EXHIBIT B

Leases

1.                                       Lease Agreement, dated as of April 6, 2007, between CNL Income Darien Lake, LLC, as landlord, and PARC Darien Lake, LLC, as tenant.

2.                                       Lease Agreement, dated as of April 6, 2007, between CNL Income Elitch Gardens, LLC, as landlord, and PARC Elitch Gardens, LLC, as tenant.

3.                                       Sublease Agreement, dated as of April 6, 2007, between CNL Income Enchanted Village, LLC, as landlord, and PARC Enchanted Parks, LLC, as tenant.

4.                                       Lease Agreement, dated as of April 6, 2007, between CNL Income Frontier City, LLC, as landlord, and PARC Frontier City, LLC, as tenant.

5.                                       Lease Agreement, dated as of April 6, 2007, between CNL Income Splashtown, LLC, as landlord, and PARC Splashtown, LLC, as tenant.

6.                                       Sublease Agreement, dated as of April 6, 2007, between CNL Income Waterworld, LLC, as landlord, and PARC Waterworld, LLC, as tenant.

7.                                       Lease Agreement, dated as of April 6, 2007, between CNL Income White Water Bay, LLC, as landlord, and PARC White Water Bay, LLC, as tenant.

8.                                       Personal Property Lease Agreement, dated as of April 6, 2007, between CNL Income Darien Lake TRS Corp., as landlord, and PARC Darien Lake, LLC, as tenant.

9.                                       Personal Property Lease Agreement, dated as of April 6, 2007, between CNL Income Elitch Gardens TRS Corp., as landlord, and PARC Elitch Gardens, LLC, as tenant.

10.                                 Personal Property Sublease Agreement, dated as of April 6, 2007, between CNL Income Enchanted Village TRS Corp., as landlord, and PARC Enchanted Parks, LLC, as tenant.

11.                                 Personal Property Lease Agreement, dated as of April 6, 2007, between CNL Income Frontier City TRS Corp., as landlord, and PARC Frontier City, LLC, as tenant.

12.                                 Personal Property Lease Agreement, dated as of April 6, 2007, between CNL Income Splashtown TRS Corp., as landlord, and PARC Splashtown, LLC, as tenant.

13.                                 Personal Property Sublease Agreement, dated as of April 6, 2007, between CNL Income Waterworld TRS Corp., as landlord, and PARC Waterworld, LLC, as tenant.

14.                                 Personal Property Lease Agreement, dated as of April 6, 2007, between CNL Income White Water Bay TRS Corp., as landlord, and PARC White Water Bay, LLC, as tenant.